Exhibit 23.2

Apollo Gold Corporation
Annual Report on Form 10-K
for the
Year Ended December 31, 2005
____________________

CONSENT OF MINE DEVELOPMENT ASSOCIATES
____________________

We hereby consent to the incorporation by reference of any reserves and other analyses performed by us in our capacity as an independent consultant to Apollo Gold Corporation (the “Company”), which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, in the Company’s Registration Statements on Form S-8 No. 333-113889, S-3 No. 333-119198, S-3 No. 333-131876, S-3 No. 333-121004, S-3 No. 333-122433, S-3 No. 333-109511, and S-3 No. 333-122693; any registration statements or prospectuses to be filed in connection with the sale or resale from time to time of securities of the Company, or amendments or supplements thereto; and in any amendment to any of the foregoing. We also consent to the reference to us under the heading “Experts” in any of the aforementioned documents.

MINE DEVELOPMENT ASSOCIATES

By:	/s/ NEIL B. PRENN
Name: Neil B. Prenn
Title: President
Date: March 30, 2006